Exhibit 99.1

Guillermo A. Ramos EVP & CFO AMERISAFE 337.463.9052

AMERISAFE ANNOUNCES 2026 SECOND QUARTER RESULTS

Reports 11.4% Growth in Net Premiums Earned

DeRidder, LA – July 21, 2026 – AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high-hazard industries, today announced results for the second quarter ended June 30, 2026.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	% Change	2026	2025	% Change
	(in thousands, except per share data)			(in thousands, except per share data)
Gross premiums written	$85,968	$79,704	7.9%	$174,468	$163,488	6.7%
Net premiums earned	77,273	69,381	11.4%	152,345	138,266	10.2%
Net investment income	6,528	6,691	-2.4%	13,125	13,343	-1.6%
Net realized (losses) gains on investments (pre-tax)	(87)	3,116	NM	(90)	3,118	NM
Net unrealized gains (losses) on equity securities (pre-tax)	8,113	1,829	NM	6,460	(1,323)	NM
Net income	14,595	13,955	4.6%	22,740	22,904	-0.7%
Diluted earnings per share	$0.78	$0.73	6.8%	$1.21	$1.20	0.8%
Operating net income	8,254	10,048	-17.9%	17,708	21,486	-17.6%
Operating earnings per share	$0.44	$0.53	-17.0%	$0.94	$1.12	-16.1%
Book value per share	$13.49	$13.96	-3.4%	$13.49	$13.96	-3.4%
Net combined ratio	95.4%	91.7%		94.3%	90.5%
Return on average equity	23.5%	21.2%		18.1%	17.5%

G. Janelle Frost, President and Chief Executive Officer, commented, “Our second quarter results reflect the strength of AMERISAFE’s disciplined approach to profitable growth. We achieved our ninth consecutive quarter of top-line growth while continuing to generate attractive returns for shareholders, with return on average equity of 23.5% for the quarter and 18.1% through the first six months of 2026. In a highly competitive market, we remain focused on underwriting discipline, appropriate pricing, and disciplined capital management—principles that have consistently supported profitability, balance sheet strength, and long-term value creation.”

INSURANCE RESULTS

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	% Change	2026	2025	% Change
	(in thousands)			(in thousands)
Gross premiums written	$85,968	$79,704	7.9%	$174,468	$163,488	6.7%

Net premiums earned	77,273	69,381	11.4%	152,345	138,266	10.2%
Loss and loss adjustment expenses incurred	48,341	40,660	18.9%	94,781	80,819	17.3%
Underwriting and certain other operating costs, commissions, salaries and benefits	24,603	21,746	13.1%	46,872	42,345	10.7%
Policyholder dividends	767	1,239	-38.1%	1,996	1,873	6.6%

Underwriting profit (pre-tax)	$3,562	$5,736	-37.9%	$8,696	$13,229	-34.3%

Insurance Ratios:
Current accident year loss ratio	72.0%	71.0%		72.0%	71.0%
Prior accident year loss ratio	-9.4%	-12.4%		-9.8%	-12.5%

Net loss ratio	62.6%	58.6%		62.2%	58.5%
Net underwriting expense ratio	31.8%	31.3%		30.8%	30.6%
Net dividend ratio	1.0%	1.8%		1.3%	1.4%

Net combined ratio	95.4%	91.7%		94.3%	90.5%

•	Voluntary premiums on policies written in the quarter increased 5.7%, compared to the second quarter of 2025, driven by strong policy and premium retention within our renewal book.

•	Payroll audits and related premium adjustments contributed $4.1 million to premiums written in the quarter, compared to $1.5 million in the second quarter of 2025.

•

Loss and loss adjustment expenses benefited from $7.3 million of favorable case reserve development on accident years 2023 and prior, resulting in a net loss ratio of 62.6%, compared to favorable prior accident year development of $8.6 million and a net loss ratio of 58.6% in the second quarter of 2025.

•

Underwriting expense ratio was 31.8% for the quarter, compared with 31.3% in the second quarter of 2025. The increase was primarily attributable to higher prior-period write-offs, which we do not expect to recur.

•	Our effective tax rate for the quarter was 20.1%, unchanged from the second quarter of 2025.

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INVESTMENT RESULTS

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	% Change	2026	2025	% Change
	(in thousands)			(in thousands)
Net investment income	$6,528	$6,691	-2.4%	$13,125	$13,343	-1.6%
Net realized (losses) gains on investments (pre-tax)	(87)	3,116	NM	(90)	3,118	NM
Net unrealized gains (losses) on equity securities (pre-tax)	8,113	1,829	NM	6,460	(1,323)	NM
Pre-tax investment yield	3.4%	3.3%		3.3%	3.3%
Tax-equivalent yield (1)	3.9%	3.9%		3.9%	3.9%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

•

Net investment income decreased 2.4% to $6.5 million for the quarter, driven by lower average investable assets compared to the prior-year period, primarily due to capital returned to shareholders through dividends and share repurchases, which reduced cash and invested asset balances during the period, partially offset by a higher book yield and disciplined expense management.

•	Net unrealized gains on equity securities were $8.1 million for the quarter, driven by stronger U.S. equity markets, compared to lower valuations experienced during the prior-year quarter.

•	As of June 30, 2026, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $770.7 million.

CAPITAL MANAGEMENT

During the second quarter of 2026, the Company paid a regular quarterly cash dividend of $0.41 per share on June 19, 2026, representing a 5.1% increase compared to the second quarter of 2025. On July 21, 2026, the Board of Directors of AMERISAFE declared a quarterly cash dividend of $0.41 per share, payable on September 25, 2026, to shareholders of record as of September 11, 2026.

Also during the quarter, the Company repurchased 184,093 shares of its common stock under the Company’s share repurchase program at an average cost of $30.58 per share, including commissions and excise tax, for a total of $5.6 million. Since the inception of its share repurchase program in 2010, the Company has repurchased 2,278,192 shares at an average cost of $28.01 per share, including commissions and excise tax, for a total of $63.8 million. The remaining outstanding share repurchase authorization under the program as of June 30, 2026, was $7.3 million.

Book value per share at June 30, 2026, was $13.49, an increase of 0.7% from $13.39 at December 31, 2025.

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SUPPLEMENTAL INFORMATION

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
	(in thousands, except share and per share data)
Net income	$14,595	$13,955	22,740	$22,904
Less:
Net realized (losses) gains on investments	(87)	3,116	(90)	3,118
Net unrealized gains (losses) on equity securities (pre-tax)	8,113	1,829	6,460	(1,323)
Tax effect (1)	(1,685)	(1,038)	(1,338)	(377)

Operating net income (2)	$8,254	$10,048	17,708	$21,486

Average shareholders’ equity (3)	$248,294	$263,192	$250,795	$261,456
Less:
Average accumulated other comprehensive loss	(4,823)	(7,415)	(3,599)	(8,218)

Average adjusted shareholders’ equity (2)	$253,117	$270,607	$254,394	$269,674

Diluted weighted average common shares	18,702,282	19,119,600	18,795,904	19,120,530
Return on average equity (4)	23.5%	21.2%	18.1%	17.5%
Operating return on average adjusted equity (2)	13.0%	14.9%	13.9%	15.9%
Diluted earnings per share	$0.78	$0.73	$1.21	$1.20
Operating earnings per share (2)	$0.44	$0.53	$0.94	$1.12

(1)	The tax effect of net realized gains (losses) on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, average adjusted shareholders’ equity, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity for the applicable period.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

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NON-GAAP FINANCIAL MEASURES

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (the SEC) and includes a reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP in the Supplemental Information in this release.

Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these standard industry financial measures, which include operating net income, average adjusted shareholders’ equity, operating return on average adjusted equity, and operating earnings per share.

CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for July 22, 2026, at 10:30 a.m. Eastern Time to discuss the results for the quarter. To participate in the conference call, dial 786-297-8744 (Conference Code: 9523038) at least ten minutes before the call begins.

Investors, analysts, and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the “Investor Relations Home” page of the “Investors” section of the Company’s website (http://www.amerisafe.com). To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at the same website location.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, agriculture, services, manufacturing, and maritime. AMERISAFE actively markets workers’ compensation insurance in 27 states.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans, expectations and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance, and include statements regarding management’s current views and expectations of the workers’ compensation insurance market, AMERISAFE’s growth opportunities, underwriting margins and actions by competitors. Investors are cautioned that many of the assumptions upon which these forward-looking statements are based might change after the date the forward-looking statements are made. Actual results may differ materially from the results expressed or implied in the forward-looking statements if the underlying assumptions prove to be incorrect or changes otherwise occur, or as the results of the materialization of risks, uncertainties and other factors impacting the business and operations of the Company, our policyholders or the market value of our investment portfolio. Factors that may affect our results are set forth in the Company’s filings with the SEC, including AMERISAFE’s Annual Report on Form 10-K and as may be further amended by subsequent filings with the SEC. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to update or revise any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes that arise after the date of this release.

Share repurchases may be effected from time to time pursuant to trading plans meeting the requirements of Rule 10b5-1 under the Exchange Act. The share repurchase program does not obligate the Company to repurchase any shares of the Company’s common stock and may be modified, increased, suspended or terminated at the discretion of the Board. The Board’s determination will depend on a variety of factors, including but not limited to, market conditions and applicable regulatory considerations. It is anticipated that any future repurchases will be funded from available capital.

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
	(unaudited)		(unaudited)
Revenues:
Gross premiums written	$85,968	$79,704	$174,468	$163,488
Ceded premiums written	(4,216)	(4,185)	(8,285)	(8,364)

Net premiums written	$81,752	$75,519	$166,183	$155,124

Net premiums earned	$77,273	$69,381	$152,345	$138,266
Net investment income	6,528	6,691	13,125	13,343
Net realized (losses) gains on investments	(87)	3,116	(90)	3,118
Net unrealized gains (losses) on equity securities	8,113	1,829	6,460	(1,323)
Fee and other income	144	71	221	281

Total revenues	91,971	81,088	172,061	153,685

Expenses:
Loss and loss adjustment expenses incurred	48,341	40,660	94,781	80,819
Underwriting and other operating costs	24,603	21,746	46,872	42,345
Policyholder dividends	767	1,239	1,996	1,873
Provision for investment related credit loss benefit	(5)	(12)	(13)	(28)

Total expenses	73,706	63,633	143,636	125,009

Income before taxes	18,265	17,455	28,425	28,676
Income tax expense	3,670	3,500	5,685	5,772

Net income	$14,595	$13,955	$22,740	$22,904

Basic EPS:
Net income	$14,595	$13,955	$22,740	$22,904

Basic weighted average common shares	18,579,890	19,038,360	18,669,214	19,037,339
Basic earnings per share	$0.79	$0.73	$1.22	$1.20
Diluted EPS:
Net income	$14,595	$13,955	$22,740	$22,904

Diluted weighted average common shares:
Weighted average common shares	18,579,890	19,038,360	18,669,214	19,037,339
Restricted stock and RSUs	122,392	81,240	126,690	83,191

Diluted weighted average common shares	18,702,282	19,119,600	18,795,904	19,120,530
Diluted earnings per share	$0.78	$0.73	$1.21	$1.20

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2026	2025
	(unaudited)
Assets
Investments	$705,187	$734,855
Cash and cash equivalents	65,476	61,926
Amounts recoverable from reinsurers	105,659	108,098
Premiums receivable, net	183,135	160,944
Deferred income taxes	17,264	17,572
Deferred policy acquisition costs	22,618	21,085
Other assets	27,952	26,064

	$1,127,291	$1,130,544

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$594,090	$613,583
Unearned premiums	149,341	135,503
Insurance-related assessments	18,293	15,979
Other liabilities	115,576	113,881
Shareholders’ equity	249,991	251,598

Total liabilities and shareholders’ equity	$1,127,291	$1,130,544

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